EXHIBIT 99.1

BROADRIDGE DECLARES QUARTERLY DIVIDEND OF $0.575 PER SHARE

New York, N.Y., November 19, 2020 - Broadridge Financial Solutions, Inc. (NYSE:BR) announced that its Board of Directors has declared a quarterly cash dividend of $0.575 per share. The dividend is payable on January 5, 2021 to stockholders of record at the close of business on December 15, 2020.

About Broadridge
Broadridge Financial Solutions, Inc. (NYSE: BR), a U.S $4 billion global Fintech leader, is a leading provider of investor communications and technology-driven solutions to banks, broker-dealers, asset and wealth managers and corporate issuers. Broadridge's infrastructure underpins proxy voting services for over 50 percent of public companies and mutual funds globally, and processes on average more than U.S. $8 trillion in fixed income and equity securities trades per day. Broadridge is part of the S&P 500® Index and employs over 12,000 associates in 17 countries.
For more information about Broadridge, please visit www.broadridge.com.
Investors:
Elsa Ballard
Investor Relations
(212) 973-6197

Media:
Gregg Rosenberg
Corporate Communications
(212) 918-6966